Exhibit 99.1

SMC Global Securities Limited

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated Balance Sheet and the related Consolidated Statements of Income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited at March 31, 2015 and 2014 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2015 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

AJSH & Co.

New Delhi, India

July 03, 2015

SMC Global Securities Limited

Consolidated Statement of Income

For the year ended March 31, (` in thousands, except per share data)	2013	2014	2015	2015
				Convenience translation into US$ (unaudited)
Commission income	1,454,124	1,346,081	1,711,670	27,470
Proprietary trading, net	1,002,017	1,178,493	1,432,295	22,987
Distribution income, net	48,942	32,371	56,305	904
Interest and dividends	344,643	346,947	480,536	7,712
Other income	74,451	118,448	135,014	2,167
Total revenues	2,924,177	3,022,340	3,815,820	61,240
Expenses:
Exchange, clearing and brokerage fees	967,965	996,214	1,169,851	18,775
Employee compensation and benefits	884,357	846,284	940,678	15,097
Information and communication	62,822	53,969	60,235	967
Advertisement expenses	137,398	192,275	266,968	4,284
Depreciation and amortization	103,571	72,554	66,127	1,061
Interest expense	172,727	130,219	130,269	2,091
General and administrative expenses	402,386	404,778	441,965	7,093
Total expenses	2,731,226	2,696,293	3,076,093	49,368
Income before extra ordinary gain and income taxes	192,951	326,047	739,727	11,872
Extra ordinary gain	-	1,053	-	-
Income taxes	22,738	91,801	222,581	3,572
Net Income	170,213	235,299	517,146	8,300
Net Income attributable to Non-Controlling Interest	(6,240)	1,338	1,609	26
Fund Transferred to Statutory Reserve	2,777	6,494	9,962	160
Net Income attributable to SMC Global	173,676	227,467	505,575	8,114
Net Income	170,213	235,299	517,146	8,300
Earnings per share (Refer Note 26):
Basic Earnings before extraordinary gain	1.57	2.06	4.56	0.07
Basic Extraordinary gain	-	0.01	-	-
Basic Net income	1.57	2.07	4.56	0.07
Weighted average number of shares used to compute basic earnings per share (Refer Note 26)	112,237,898	113,134,450	113,134,450	113,134,450
Diluted Earnings before extraordinary gain	1.57	2.06	4.56	0.07
Diluted Extraordinary gain	-	0.01	-	-
Diluted Net income	1.57	2.07	4.56	0.07
Weighted average number of shares used to compute diluted earnings per share	112,237,898	113,134,450	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 03, 2015

SMC Global Securities Limited

Consolidated Balance Sheet

As of March 31, (` in thousands)	2014	2015	2015
			Convenience translation into US$ (unaudited)
Assets
Current Assets
Cash and cash equivalents	147,290	261,445	4,196
Receivables from clearing organizations (net of allowance for doubtful debts of ` Nil in 2014 and ` Nil in 2015)	963,748	599,557	9,622
Receivables from customers (net of allowance for doubtful debts of ` Nil in 2014 and ` Nil in 2015)	757,553	1,301,431	20,886
Due from related parties	39,242	45,952	737
Securities owned:
Equity Shares & Bonds, at market value	1,255,525	1,335,332	21,431
Commodities, at market value	192,523	260,950	4,188
Derivatives assets held for trading	763,097	317,758	5,100
Investments	237,434	339,878	5,455
Deposits with clearing organizations and others	2,337,964	2,594,530	41,639
Deferred taxes, net	39,773	68,803	1,104
Other assets	1,116,639	1,572,757	25,241
Non Current Assets
Receivables from customers (net of allowance for doubtful debts of ` 168,750 in 2014 and ` 203,688 in 2015)	20,962	33,663	540
Investments	28,186	20,686	332
Deposits with clearing organizations and others	67,793	51,843	832
Property and equipment (net of accumulated depreciation of ` 593,759 in 2014 and ` 620,869 in 2015)	144,094	159,480	2,560
Intangible assets (net of accumulated amortization of ` 139,458 in 2014 and ` 142,537 in 2015)	125,786	123,988	1,990
Deferred taxes, net	227,219	184,603	2,963
Other assets	476,991	432,953	6,948
Total Assets	8,941,819	9,705,609	155,764
Liabilities and Shareholders’ Equity
Current Liabilities
Payable to broker-dealers and clearing organizations	719,436	313,921	5,038
Payable to customers	2,272,436	2,736,809	43,923
Derivatives held for trading	115,511	103,481	1,661
Accounts payable, accrued expenses, employee obligations and other liabilities	248,209	305,424	4,902
Overdrafts and debt	576,002	769,518	12,350
Non Current Liabilities
Long Term Debts	3,367	7,864	126
Employee Obligation & other liabilities	69,716	79,793	1,281
Total Liabilities	4,004,677	4,316,810	69,281
Commitments and contingencies (Refer Note 30)

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 03, 2015

SMC Global Securities Limited

Consolidated Balance Sheet

As of March 31, (` in thousands)	2014	2015	2015
			Convenience translation into US$ (unaudited)
Shareholders’ Equity
Common Stock	226,269	226,269	3,631
(140,050,000 common stock authorized; 113,134,450 and 113,134,450 equity shares issued and outstanding as of March 31, 2014 and 2015, par value ` 2 as of March 31, 2014 and 2015)
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil preference shares issued outstanding as of March 31, 2014 and 2015, par value ` 10)
Additional paid in capital	3,644,136	3,644,136	58,484
Retained earnings	1,067,815	1,518,874	24,376
Accumulated other comprehensive income / (loss)	(7,144)	(8,155)	(131)
Total Shareholder’s Equity	4,931,076	5,381,124	86,360
Non controlling interest	6,066	7,675	123
Total Liabilities and Shareholder’s Equity	8,941,819	9,705,609	155,764

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 03, 2015

SMC Global Securities Limited

Consolidated Statement of Cash Flows

For the year ended March 31, (` in thousands)	2013	2014	2015	2015
				Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	173,676	227,467	505,575	8,114
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	103,571	72,554	66,127	1,061
Deferred tax expense / (benefit)	(26,747)	11,465	13,586	218
(Gain)/Loss on sale of property and equipment	2,011	(339)	(3,302)	(53)
(Gain)/Loss on sale of investment	(2,376)	739	(3,267)	(52)
Fair value (gain) / loss on investment	20,780	(4,730)	(46,457)	(746)
Fair value (gain) / loss on trading securities	17,095	20,349	35,132	564
Minority interest	(7,425)	1,338	1,609	26
Funds transferred to statutory reserve	2,777	6,494	9,962	160
Allowance for doubtful debts	43,552	61,221	98,265	1,577
Extra ordinary gain on acquisition of stake in subsidiary	-	(1,053)	-	-
Provision for gratuity and compensated absence	15,916	18,431	24,956	401
Changes in assets and liabilities:
Receivables from clearing organizations	211,265	(963,541)	364,191	5,845
Receivables from customers	519,271	157,329	(654,844)	(10,510)
Dues from related parties	(11,646)	37,596	(6,710)	(108)
Dues to related parties	(4,170)	-	-	-
Securities owned	152,265	(449,651)	(114,940)	(1,845)
Commodities	(168,805)	346,823	(68,427)	(1,098)
Derivatives held for trading, net	(20,748)	(90,142)	433,309	6,954
Deposits with clearing organizations and others	599,254	524,993	(240,616)	(3,862)
Other assets	(472,268)	33,938	(412,080)	(6,613)
Payable to broker-dealers and clearing organizations	152,798	456,920	(405,515)	(6,508)
Payable to customers	(98,399)	(272,872)	464,373	7,453
Book overdraft	(88,357)	(47,892)	-	-
Accrued expenses	84,279	(42,311)	42,336	679
Net cash (used in) / provided by operating activities	1,197,569	105,126	103,263	1,657
Cash flows from investing activities
Purchase of property and equipment	(50,571)	(27,951)	(80,594)	(1,293)
Proceeds from sale of property and equipment	16,506	3,715	4,430	71
Purchase of investments	(275,874)	(260,437)	(606,480)	(9,733)
Proceeds from sale of investments	182,640	245,379	561,260	9,007
Acquisition of intangible assets	(437)	(3,605)	(249)	(4)
Acquisition of subsidiaries, net of cash acquired	(518,771)	(7,216)	-	-
Net cash (used in) / provided by investing activities	(646,507)	(50,115)	(121,633)	(1,952)

SMC Global Securities Limited

Consolidated Statement of Cash Flows

For the year ended March 31, (` in thousands)	2013	2014	2015	2015
				Convenience translation into US$ (unaudited)
Cash flows from financing activities
Net movement in overdrafts and long term debt	(951,163)	(92,695)	198,013	3,178
Dividend distributed & Tax thereon	-	(31,767)	(64,478)	(1,035)
Proceeds from issue of share capital, net of incremental costs	409,758	-	-	-
Net cash (used in) / provided by financing activities	(541,405)	(124,462)	133,535	2,143
Effect of exchange rate changes on cash and cash equivalents	(2,885)	(3,314)	(1,010)	(16)
Net increase in cash and cash equivalents during the year	6,772	(72,765)	114,155	1,832
Add: Balance as of beginning of the year	213,283	220,055	147,290	2,364
Balance as of end of the year	220,055	147,290	261,445	4,196

Supplemental cash flow information:

Year ended March 31,	2013	2014	2015	2015
				Convenience translation into US$ (unaudited)
Income taxes paid	93,976	116,769	209,829	3,367
Interest paid	137,471	99,759	102,308	1,642

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 03, 2015

SMC Global Securities Limited

Consolidated Statements of Changes in Shareholder’s Equity

	Common Stock		Additional paid in	Retained	Accumulated other comprehensive	Non controlling
(` in thousands)	Shares	Par value	capital	earning	income/(loss)	interest	Total
Balance as of March 31, 2013	113,134,450	226,269	3,644,136	865,621	(3,830)	12,997	4,745,193
Increase of stake in subsidiary		-	-	-	-	(8,269)	(8,269)
Interim Dividend and tax thereon		-	-	(31,767)	-	-	(31,767)
Fund Transferred to Statutory Reserve		-	-	6,494	-	-	6,494
Net income for the year		-	-	227,467	(3,314)	1,338	225,491
Balance as of March 31, 2014	113,134,450	226,269	3,644,136	1,067,815	(7,144)	6,066	4,937,142
Final Dividend (F.Y. 2013-14) and tax thereon	-	-	-	(31,766)			(31,766)
Interim Dividend (F.Y. 2014-2015) and tax thereon	-	-	-	(32,712)	-	-	(32,712)
Fund transferred to Statutory Reserve	-	-	-	9,962			9,962
Net income for the year	-	-	-	505,575	(1,011)	1,609	506,173
Balance as of March 31, 2015	113,134,450	226,269	3,644,136	1,518,874	(8,155)	7,675	5,388,799
Balance as of March 31, 2015 Convenience translation into US$ (unaudited)		3,631	58,484	24,376	(131)	123	86,484

The accompanying notes are an integral part of these financial statements.

S.C Aggrawal	Mahesh C. Gupta
Chairman & Managing Director	Vice Chairman & Managing Director

Vinod Kumar Jamar	Suman Kumar
Chief Financial Officer	Company Secretary

New Delhi, India

July 03, 2015

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

1. Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, BSE and Metropolitan Stock Exchange of India Limited (mSXI) in currency segment of the Exchange. The Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also depository participant of Central Depository Services (India) Limited (CDSL) and National Securities Depository Limited (NSDL).

Its wholly owned subsidiary, SMC Comtrade Limited is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”) and National Multi Commodity Exchange of India Limited (“NMCE”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also a subsidiary (97.58%) of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance.

The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and wealth management. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI”). The Company has also formed a wholly owned subsidiary, Indunia Realtech Limited (formerly known as SMC ARC Limited). The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments. SMC Real Estate Advisors Private Limited (formerly known as SMC Securities Private Limited), a wholly owned subsidiary of SMC Finvest Limited, is engaged in the business of real estate broking and other financial services.

SEBI has passed exit order in respect of Ludhiana Stock Exchange (LSE) on 30th December, 2014 and consequently, the company has ceased to be listed on LSE.

The Company’s shares are listed on the Delhi Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2. Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its subsidiaries (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade Limited, SMC Investments and Advisors Limited, SMC Capitals Limited, Indunia Realtech Limited (formerly known as SMC ARC Limited), Moneywise Financial Services Private Limited, SMC Real Estate Advisors Private Limited (formerly known as SMC Securities Private Limited ), SMC Comex International DMCC, SMC Insurance Brokers Private Limited, SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited).

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgement and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “`”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at an average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2015 have been translated into U.S. dollars (US$) at US$1.00 = ` 62.31 based on the spot exchange as on March 31, 2015 declared by the Federal Reserve Board, the United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value. The impairment is charged to income. In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee’s salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, “Accounting for Compensated Absences”). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, “Accounting for Income Taxes”, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2015, was equal to the Group’s net earnings.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Earnings per Share

In accordance with the provisions of SFAS 128, “Earnings Per Share”, basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its financial statements.

Measuring the Financial Assets and Liabilities of a Consolidated Collateralized Financial Entity

In August 2014, the FASB issued ASU No. 2014-13, Consolidation (Topic 810): Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity, which provides two alternative methods for measuring the fair value of a consolidated Collateralized Financing Entity’s (CFE) financial assets and financial liabilities. This election is made separately for each CFE subject to the scope of the ASU. The first method requires the fair value of the financial assets and liabilities to be measured using the requirements of ASC Topic 820, Fair Value Measurements and Disclosures, with any differences between the fair value of the financial assets and financial liabilities being attributed to the CFE and reflected in earnings in the consolidated statement of income. The alternative method requires measuring both the financial assets and financial liabilities using the more observable of the fair value of the assets or liabilities. The alternative method would also take into consideration the carrying value of any beneficial interests of the CFE held by the parent, including those representing compensation for services, and the carrying value of any nonfinancial assets held temporarily. The ASU will be effective for the Company from the first quarter of 2016 and is not expected to have a material effect on the Company.

Accounting for Derivatives: Hybrid Financial Instruments

In November 2014, the FASB issued ASU No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. The ASU will require an entity to evaluate the economic characteristics and risks of an entire hybrid financial instrument issued in the form of a share (including the embedded derivative feature) in order to determine whether the nature of the host contract is more akin to debt or equity. Additionally, the ASU clarifies that no single term or feature would necessarily determine the economic characteristics and risks of the host contract; therefore, an entity should use judgment based on an evaluation of all the relevant terms and features. This ASU is effective for the Company from April 1, 2016 with early adoption permitted. The Company may choose to report the effects of initial adoption as a cumulative-effect adjustment to retained earnings as of April 1, 2016 or apply the guidance retrospectively to all prior periods. The impact of adopting this ASU is not expected to be material to the Company.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Accounting for Financial Instruments-Credit Losses

In December 2012, the FASB issued a proposed ASU, Financial Instruments- Credit Losses. This proposed ASU, or exposure draft, was issued for public comment in order to allow stakeholders the opportunity to review the proposal and provide comments to the FASB and does not constitute accounting guidance until a final ASU is issued. The exposure draft contains proposed guidance developed by the FASB with the goal of improving financial reporting about expected credit losses on loans, securities and other financial assets held by financial institutions and other organizations. The exposure draft proposes a new accounting model intended to require earlier recognition of credit losses, while also providing additional transparency about credit risk. The FASB’s proposed model would utilize an “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired and adjusted each period for changes in expected credit losses. For available-for-sale securities where fair value is less than cost, impairment would be recognized in the allowance for credit losses and adjusted each period for changes in credit. This would replace the multiple existing impairment models in GAAP, which generally require that a loss be “incurred” before it is recognized. The FASB’s proposed model represents a significant departure from existing GAAP, and may result in material changes to the Company’s accounting for financial instruments. The impact of the FASB’s final ASU on the Company’s financial statements will be assessed when it is issued. The exposure draft does not contain a proposed effective date; this would be included in the final ASU, when issued.

Consolidation

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve certain areas of consolidation guidance for legal entities such as limited partnerships, limited liability companies, and securitization structures. The ASU will reduce the number of consolidation models. The ASU will be effective on January 1, 2016. Early adoption is permitted, including adoption in an interim period. The Company is evaluating the effect that ASU 2015-02 will have on its Consolidated Financial Statements.

3. Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management’s estimates and assumptions.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R”Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management’s estimates and assumptions.

4. Deposits with Clearing Organizations and Others

SMC Global Securities Limited, SMC Comtrade Limited and SMC Comex International DMCC are the member of clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed and bank guarantees taken.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

5. Receivables from Exchange and Clearing Organizations

As of March 31,	2014	2015	2015
			US $
Receivable from clearing organizations	963,748	599,557	9,622
Total	963,748	599,557	9,622

6. Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2014	2015	2015
			US $
Equity shares and Bonds	1,255,525	1,335,332	21,431
Commodities	192,523	260,950	4,188
Total	1,448,048	1,596,282	25,619

7. Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2014	2015	2015
			US $
Exchange traded derivatives held for trading	763,097	317,758	5,100
Total	763,097	317,758	5,100

8. Other Assets

Other assets consist of:

As of March 31,	2014	2015	2015
			US $
Current Assets
Advance to BCCL	294,428	143,818	2,308
Prepaid expenses	40,373	30,324	487
Others	781,838	1,398,615	22,446
Sub Total (A)	1,116,639	1,572,757	25,241

Non Current Assets
Security deposits	49,911	37,617	604
Advance tax, net	66,690	11,365	182
Others	360,390	383,971	6,162
Sub Total (B)	476,991	432,953	6,948
Total (A+B)	1,593,630	2,005,710	32,189

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited (BCCL) for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax, net off amount of provision for income tax.

Others primarily include accrued interest on FDR, connectivity, advertisement and legal expenses as current assets and advances paid for property being taken on lease, income tax refundable and Minimum Alternate Tax(“MAT”) credit entitlement as non current assets.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

9. Property and Equipment

Property and equipment consist of:

As of March 31,	2014	2015	2015
			US $
Land	-	-	-
Building	55,982	59,358	953
Equipment	96,773	96,920	1,555
Furniture and Fixture	187,401	213,156	3,421
Computer Hardware	319,929	325,645	5,226
Vehicle	40,946	48,448	778
Satellite Equipment	36,822	36,822	591
Total property and equipment	737,853	780,349	12,524
Less: Accumulated depreciation	593,759	620,869	9,964
Total property and equipment, net	144,094	159,480	2,560

Depreciation expense amounted to ` 85,724, ` 57,843 and ` 63,274 for the years ended March 31, 2013, 2014 and 2015 respectively.

Property and equipment includes following assets under capital lease:

As of March 31,	2014	2015	2015
			US $
Vehicle	17,416	18,451	296
Total leased property and equipment	17,416	18,451	296
Less: Accumulated depreciation	7,486	2,760	44
Total leased property and equipment, net	9,930	15,691	252

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were ` 376,685 and ` 475,196 as of March 31, 2014 and 2015.

10. Intangible Assets

Intangible assets consist of:

As of March 31,	2014	2015	2015
			US $
Intangible assets subject to amortization
Software	130,522	131,554	2,111
Customer relationship/Customer database	10,271	10,271	165
Intangible assets not subject to amortization
Goodwill	119,058	119,058	1,911
Membership in exchange	5,393	5,642	91
Total intangible assets	265,244	266,525	4,278
Less: Accumulated amortization	139,458	142,537	2,288
Total intangible assets, net	125,786	123,988	1,990

Amortization expense amounted to ` 17,847, ` 14,711 and ` 2,853 for the years ended March 31, 2013, 2014 and 2015 respectively.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were ` 127,736 and ` 140,260 as on March 31, 2014 and 2015.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,	`	US$
2016	425	7
2017	172	3
2018	74	1

Changes in Goodwill are as follows:

As of March 31,	2014	2015	2015
			US $
Opening Balance	119,058	119,058	1,911
Acquisitions/ increase of stake in subsidiaries	-	-	-
Closing Balance	119,058	119,058	1,911

Goodwill pertains to capital market and wealth managements segments of the group.

11. Investments

Investments consist of:

As of March 31,	2014	2015	2015
			US $
Current Investment
Trading investment	237,434	339,878	5,455
Sub Total (A)	237,434	339,878	5,455

Non Current Investment
Other investment	28,186	20,686	332
Sub Total (B)	28,186	20,686	332

Total (A+B)	265,620	360,564	5,787

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

Trading investment consists of investment in shares, mutual fund and includes ` (2,712) and ` 46,457 as of March 31, 2014 and 2015 of net unrealized gain/ (loss).

12. Overdrafts and Long Term Debt

a)	Overdraft & Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was ` 427,222 and ` 269,005 as of March 31, 2014 and 2015, respectively, at average effective interest rates of 11.05% and 11.29% respectively. Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Book Overdraft

Book overdrafts were ` 61,190 and ` 93,732 at March 31, 2014 and 2015, respectively.

Loan from Financial Institution

Debt outstanding comprises of loan facilities from financial institution. The long-term debt was ` 86,244 and ` 402,915 at March 31, 2014 and 2015, respectively, at average effective interest rates of 11% and 11.29%, respectively.

b)	Long Term Debt

Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was ` 4,714 and ` 11,730 at March 31, 2014 and 2015, respectively, at average effective interest rates of 10.07% and 10.27%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2015, are ` 3,866 in fiscal 2016 (forming part of overdrafts & debts in current liabilities), ` 4,277 in fiscal 2017 and ` 2,503 in fiscal 2018.

Refer Note 20 for assets pledged as collateral.

13. Net Capital Requirements

The Group is subject to regulations of SEBI, RBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI (Securities and Exchange Board of India) and stock exchanges in India which specifies minimum net capital requirements of ` 100,000 each. As of March 31, 2014 and 2015, the net capital as calculated in the periodic reports was ` 1,291,538 and ` 1,353,914.

SMC Comtrade is subject to regulations of FMC (Forward Market Commission) and commodity exchanges in India, which specifies minimum net capital requirements of ` 5,000 in each. As of March 31, 2014 and March 31, 2015, the net capital as calculated in the periodic reports was ` 1,244,538 and `1,338,257 which was in excess of its net capital requirement.

SMC Comex is subject to regulations of SCA (Securities and Commodities Authority) and DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2014 and 2015, the net capital as calculated in the periodic reports was USD 1,305 thousand and USD 1,241 thousand.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of ` 50,000. As of March 31, 2014 and 2015, the net capital as calculated in the periodic reports was ` 58,421 and ` 75,319.

Moneywise Financial Services is subject to regulations of RBI in India, which specifies minimum net owned funds (NOF) requirements of ` 20,000. As of March 31, 2014 and 2015, the NOF as calculated in the periodic reports was ` 738,073 and ` 800,767.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

14. Payable to Broker Dealers and Clearing Organizations

As of March 31,	2014	2015	2015
			US $
Payable to clearing organizations	668,865	267,296	4,290
Commission payable	50,571	46,625	748

Total	719,436	313,921	5,038

15. Accounts Payable, Accrued Expenses, Employee Obligation and Other Liabilities

As of March 31,	2014	2015	2015
			US $
Current Liabilities
Security deposits	22,941	17,319	278
Accrued expenses	99,760	170,513	2,737
Other liabilities	51,144	86,418	1,387
Employee benefits	5,051	4,214	68
Salary payable	52,025	7,568	121
Others	17,288	19,392	311
Sub- Total (A)	248,209	305,424	4,902

Non Current Liabilities
Security deposits	-	1,728	28
Employee benefits	61,212	70,298	1,128
Others	8,504	7,767	125
Sub- Total (B)	69,716	79,793	1,281

Total (A+B)	317,925	385,217	6,183

“Security deposits” primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees. “Other Liabilities” includes payable towards statutory authorities and “Others” includes margin received from clients.

16. Distribution Income

The net distribution income comprises of:

Year ended March 31,	2013	2014	2015	2015
				US $
Gross distribution revenue	353,722	397,702	366,392	5,880
Less: Distribution revenues attributable to sub-brokers	304,780	365,331	310,087	4,976
Net distribution income	48,942	32,371	56,305	904

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

17. Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2013	2014	2015	2015
				US $
Domestic taxes
Current	49,485	80,336	208,995	3,354
Deferred	(26,747)	11,465	13,586	218
Aggregate taxes	22,738	91,801	222,581	3,572

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2013	2014	2015	2015
				US $
Net income before taxes	192,951	326,047	739,727	11,872
Enacted tax rates in India	32.45%	32.45%	33.99%
Computed tax expense	62,603	105,802	251,433	4,035
Permanent differences
Reversal of deferred tax created in earlier years	17,188	11,465	13,586	218
Other permanent differences	22,677	2,536	15,266	245
Income taxes recognized in the statement of income	22,738	91,801	222,581	3,572

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2014	2015	2015
			US $
Deferred tax assets:
Provision for gratuity	15,173	18,003	289
Allowance for doubtful debts	53,776	81,633	1,310
Provision of SEBI settlement charges	324	340	6
Revenue/expenses not recognized for tax purposes	35,962	17,842	286
Property and equipment	70,344	67,193	1,078
Brought forward losses/unabsorbed depreciation	78,181	57,303	920
Impairment of Equity Investee	6,998	7,331	118
Others (including deferred VSAT recovery)	6,234	3,761	60
Total deferred tax assets	266,992	253,406	4,067

Deferred tax liabilities:
Total deferred tax liabilities	-	-	-
Net deferred tax (liabilities)/assets	266,992	253,406	4,067
Current deferred tax (liabilities)/assets	39,773	68,803	1,104
Non Current deferred tax (liabilities)/assets	227,219	184,603	2,963

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2012-13 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

18. Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes. The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2014 and 2015, the Group had outstanding derivative contracts with notional amounts of ` 49,558,845 and ` 64,975,356 respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands, it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2014 and 2015 significantly exceeds the possible losses that could arise from such transactions.

The fair values of outstanding derivative positions are as below:

As of March 31,	2014	2015	2015
			US $
Derivative assets	763,097	317,758	5,100
Total	763,097	317,758	5,100

As of March 31,	2014	2015	2015
			US $
Derivative liabilities	115,511	103,481	1,661
Total	115,511	103,481	1,661

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favour of bank and / or taking loan against the same. At March 31, 2014, the fair value of securities received as collateral under the agreements with customers was ` 3,805,779, and the fair value of the collateral that had been re-pledged was ` 2,800,185. At March 31, 2015, the fair value of securities received as collateral under the agreements with customers was ` 5,896,345 and the fair value of the collateral that had been re-pledged was ` 4,792,230.

In the ordinary Course of Business, SMC Group enters into various types of derivative transactions. These derivative transactions include:

Futures and forward Contracts: which are commitments to buy or Sell at a future date a financial instrument, Commodity or Currency at a Contracted price and may be settled in cash or through delivery.

Options Contracts: which give the purchaser, for a premium, the right but not the obligation, to buy or sell within a Specified time a financial instrument, Commodity or Currency at a contracted price that may also be settled in Cash, based on differentials between specified indices or prices.

Information pertaining to the volume of derivative activity is provided in the table below. The notional amounts, for both long term and Short derivative positions, of SMC Groups, derivative instruments as of March 31, 2015 and March 31, 2014.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Derivative Notional amounts

	2014	2015	2015
			US $
Foreign Exchange Contracts
Futures and Forwards	117,232	10,884,094	174,677
Options	485,630	8,900,728	142,846
Total Foreign exchange contract notional amounts	602,862	19,784,822	317,523
Equity Contracts
Futures and Forwards	7,056,036	6,440,874	103,368
Options	40,518,240	37,564,281	602,861
Total equity contract notional amounts	47,574,276	44,005,155	706,229
Commodity and other Contracts
Futures and Forwards	1,381,707	1,185,379	19,024
Options	-	-	-
Total Commodity and other Contracts notional amounts	1,381,707	1,185,379	19,024
Total derivative notional amounts	49,558,845	64,975,356	1,042,776

Derivative Mark-to-Market (MTM) Receivables/Payables as on March 31, 2015

	Derivatives classified in Trading accounts assets / liabilities		Derivatives classified in Trading accounts assets / liabilities
	Assets (`)	Liabilities (`)	Assets (US $)	Liabilities (US $)
Foreign exchange contracts
Exchange traded	42,846	18,286	688	293
	42,846	18,286	688	293
Equity contracts
Exchange traded	2,68,726	67,304	4,313	1,080
	2,68,726	67,304	4,313	1,080
Commodity and other contracts
Exchange traded	6,186	17,891	99	287
	6,186	17,891	99	287

Total derivatives	3,17,758	1,03,481	5,100	1,661

Derivative Mark-to-Market (MTM) Receivables/Payables as on March 31, 2014

	Derivatives classified in Trading accounts assets / liabilities		Derivatives classified in Trading accounts assets / liabilities
	Assets (`)	Liabilities (`)	Assets (US $)	Liabilities (US $)
Foreign exchange contracts
Exchange traded	10,023	5,616	167	93
	10,023	5,616	167	93
Equity contracts
Exchange traded	679,610	100,425	11,327	1,674
	679,610	100,425	11,327	1,674
Commodity and other contracts
Exchange traded	73,464	9,470	1,224	158
	73,464	9,470	1,224	158

Total derivatives	763,097	115,511	12,718	1,925

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

	Gain(losses) on derivatives Year ended March 31
` in thousands	2013	2014	2015	2015
				US $
Gain (loss) on derivatives
Foreign Exchange Contracts	13,132	(8,662)	22,234	357
	13,132	(8,662)	22,234	357
Gain (loss) on derivatives
Equity Contracts	432,554	272,912	337,748	5,420
	432,554	272,912	337,748	5,420
Gain (loss) on derivatives value hedges
Commodity Contracts	321,104	301,005	207,549	3,331
	321,104	301,005	207,549	3,331
Total Net gain (loss) on derivatives	766,790	565,255	567,531	9,108

(a) Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group’s exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers’ performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2014 and 2015, the Group, with certain limitations, had access to ` 1,672,117 and ` 1,902,500 in unutilized bank borrowings and ` 713,850 and ` 1,066,650 in unutilized bank guarantees.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 30 for an overview of pending regulatory and litigation matters.

19. Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Group, and the amounts recognized in SMC Group balance sheets and statements of income.

As of March 31,	2013	2014	2015	2015
				US $
Accumulated benefit obligation	19,920	23,883	33,214	533
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	28,157	38,502	46,821	752
Service cost	8,106	9,262	11,856	190
Interest cost	2,435	4,651	3,675	59
Benefit paid	(1,497)	(2,780)	(4,535)	(73)
Actuarial loss/(gain)	77	(2,814)	5,972	96
Projected benefit obligation as of end of the year	37,278	46,821	63,789	1,024
Change in plan assets
Employer contribution	-	-	10,000	160
Fair value of plan assets as of end of the year	2,188	768	10,920	175
Funded status of plan	(35,090)	(46,053)	(52,869)	(849)
Accrued benefit cost	(35,090)	(46,053)	(52,869)	(849)

The components of net gratuity cost are reflected below:

Year ended March 31,	2013	2014	2015	2015
				US $
Service cost	8,106	8,797	11,856	190
Interest cost	2,435	5,062	3,675	59
Amortization	(276)	(186)	(65)	(1)
Net gratuity costs	10,265	13,673	15,466	248

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2012, 2013 and 2014 are set out below:

Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2013	2014	2015
Discount rate	8.4%	8.6%	7.8%
Long term rate of compensation increase	5.1%	5.1%	5%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2013	2014	2015
Discount rate	8.4%	8.6%	7.8%
Long term rate of compensation increase	5.1%	5.1%	5%
Expected rate of return on assets	8.5%	8.5%	8.5%

SMC Global expects to contribute ` 10,000 to its Gratuity plan during the year ending March 31, 2016.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2016	3,754
2017	5,219
2018	3,152
2019	5,189
2020	5,025
2020-2025	56,429

The Group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2015, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to ` 13,858, ` 13,241and ` 19,484 for the years ended March 31, 2013, 2014 and 2015 respectively.

20. Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2014	2015	2015
			US $
Fixed deposits	2,149,444	2,341,881	37,584
Securities owned	831,878	926,125	14,863
Total	2,981,322	3,268,006	52,447

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Indusind Bank, Bajaj Finance Limited, Kotak Mahindra Investments Limited and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank, Yes Bank, Development Credit Bank (DCB) and IndusInd Bank.

The Company has obtained overdraft facility against pledge of commodities from L&T Finance Limited.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

21. Changes in Accumulated other comprehensive income (loss)

Changes in each component of SMC accumulated other comprehensive income (loss) for the three year ended March, 2015 are as follows:

Year ended March 31,	2013	2014	2015	2015
				US $
Opening Balance	(945)	(3,830)	(7,144)	(115)
Foreign currency translation	(2,885)	(3,314)	(1,011)	(16)
Closing Balance	(3,830)	(7,144)	(8,155)	(131)

Accumulated other comprehensive income (loss) include foreign currency translation adjustment for SMC and there is no impact of tax on the same.

22. Related Party Transactions

The Group has entered into transaction with the following related parties during the period ended March 31, 2015:

Nature of Relationship		Name of Related Parties
Key managerial personnel	Whole Time Directors	Mr. Subhash Chand Aggarwal
Mr. Mahesh Chand Gupta
Mr. Ajay Garg
Mr. Anurag Bansal
Mr. Pradeep Aggarwal
Mr. Narendra Balasia
Mr. D.K Aggarwal
Ms. Hemlata Aggarwal
Ms. Sushma Gupta
Mr. Om Prakash Aggarwal
Mr. Lalit Kumar Aggarwal
Ms.Reema Garg
Mr. Pravin Kumar Aggarwal
Mr. Ravi Aggarwal
Ms. Akanksha Gupta

	Executive Officers	Mr. Vinod Kumar Jamar
Mr. Suman Kumar
Mr. Himanshu Gupta
Mr. Shambhu Mishra
Ms. Shruti Aggarwal
Mr. Sanjeev Kumar Barnwal
Ms. Vertika Srivastava
Mr. Jai Gopal
Mr. Manoj Kumar
Mr. Vishwanath Bansal
Mr. Rahul Kumar
Ms. Reema Garg
Mr. Dhiraj Kumar Nimwal
Ms. Sakshi Mehta
Mr. Chetan Goel
Mr. Shamsher Ansari
Mr. Shyam Sunder Bansal
Mr. Vimal Kumar

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Nature of Relationship	Name of Related Parties
Relatives of key managerial personnel	Mr. Himanshu Gupta
Ms. Hemlata Aggarwal
Ms. Sushma Gupta
Mr. Lalit Kumar Aggarwal
Ms. Shruti Aggarwal
Ms. Shweta Aggarwal
Ms. Priyanka Gupta
Ms. Shilpi

Other related parties in which key managerial personnel are able to exercise significant influence:	SMC Share Brokers Limited Pulin Investments Private Limited MVR Share Trading Private Limited Aroma Securities Limited

Joint Venture/Associate Entities

1)	Trackon Telematics Private Limited*

* cease to be related party for the year ended March 31, 2015

The transaction with the following related parties for the year ended March 31, 2013, 2014 and 2015:

Year ended March 31, 2013

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	373	7	-	-	-	-
Reimbursement of expense Claimed	-	-	-	-	-	-
Reimbursement of expense Paid	-	-	-	-	-	-

Year ended March 31, 2014

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	308	5	-	-	-	-
Reimbursement of expense Claimed	-	-	-	-	-	-
Reimbursement of expense Paid	-	-	-	-	-	-

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Year ended March 31, 2015

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	144	2	-	-	-	-
Reimbursement of expense Claimed	-	-	-	-	-	-
Reimbursement of expense Paid	-	-	-	-	-	-

The balance with related parties as of March 31, 2014 and 2015 comprised the following:

Year ended March 31, 2014

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	-	-	39,242	654
Amount due to related parties	-	-	-	-	-	-

Year ended March 31, 2015

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	-	-	45,952	737
Amount due to related parties	-	-	-	-	-	-

Payment made to key management personnel:

As of March 31,	2013	2014	2015	2015
				US $
Salary and allowances	46,260	49,639	68,303	1,096
Sitting fee	540	330	1,870	30
Total	46,800	49,969	70,173	1,126

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

23. Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The Group has recognized the following segments in the current year on the basis of Business activities carried on including by its subsidiaries, in respect of which financial statements are consolidated with the financial statements of the Company.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Year Ended March 31,	2015
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	2,257,286	539,228	360,972	140,872	(1,202)	54,867	7,477	(24,216)	3,335,284	53,528
Interest income	331,715	58,946	1,266	2,561	130,313	3,985	1,062	(49,312)	480,536	7,712
Interest expenses	119,612	28,811	474	43	30,625	16	-	(49,312)	130,269	2,091
Depreciation and amortization	26,815	22,554	3,710	9,589	2,938	521	-	-	66,127	1,061
Income taxes	141,830	28,773	32,091	-	13,422	6,063	402	-	222,581	3,572
Net Income	334,337	60,718	66,600	13,368	21,276	13,558	7,289	-	517,146	8,300
Total assets	9,309,210	1,963,073	343,108	161,562	1,457,996	101,818	33,129	(3,664,287)	9,705,609	155,764

Year ended March 31,	2014
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,669,644	590,332	315,852	69,973	31,329	27,057	515	(29,309)	2,675,393	44,590
Interest income	251,755	38,418	187	660	70,566	3,036	279	(17,954)	346,947	5,782
Interest expenses	105,775	30,130	113	4	16,620	11	-	(22,434)	130,219	2,170
Depreciation and amortization	43,324	16,735	6,041	2,785	2,989	680	-	-	72,554	1,209
Income taxes	35,787	20,017	24,949	-	19,719	(8,461)	(210)	-	91,801	1,530
Net Income	140,729	38,736	51,446	(18,247)	38,660	(17,735)	657	-	234,246	3,904
Total assets	9,353,844	1,651,734	289,997	148,342	868,600	89,951	25,250	(3,485,899)	8,941,819	149,030

24. Common Stock

The shares of the company, having face value of ` 10 each were sub-divided into five shares of ` 2 each on August 10, 2012. Consequently 11,313,445 shares of ` 10 each were converted into 56,567,225 shares of ` 2 each on the record date i.e., August 10, 2012.

The company had allotted Bonus shares in the ratio of 1:1 on August 11, 2012. Consequently subscribed share capital was increased from ` 113 million (56,567,225 shares of ` 2 each) to subscribed share capital of ` 226 million (113,134,450 shares of ` 2 each)

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

25. Retained Earning

As per the requirement of Non Banking Financials Companies Prudential Norms issued by Reserve Bank of India, the group has created a statutory reserve of ` 6,494 and ` 9,962 for the years ended March 31, 2014 and 2015 respectively for its NBFC business (under the name of wholly owned subsidiary Moneywise Financial Services Private Limited), which is included in retained earnings.

26. Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Year ended March 31	2013	2014	2015
Weighted average shares outstanding- Basic (read along with note no. 24)	112,237,898	113,134,450	113,134,450
Effect of diluted securities on account of contract with Sanlam International Investment Partners Limited for issue of equity shares	-	-	-
Weighted average shares outstanding-diluted (Par value of `2 for year ending March 31, 2013, 2014 and 2015)	112,237,898	113,134,450	113,134,450

Income available to common stock holders of the group used in the basic and diluted earnings per share calculation was determined as follows:

Year ended March 31	2013	2014	2015	2015
				US $
Income available to the common shareholders of the group before extraordinary gain	176,453	232,908	515,538	8,274
Income available to the common shareholders of the group after extraordinary gain	176,453	233,961	515,538	8,274
Net Income available for calculating diluted earnings per share before extraordinary gain	176,453	232,908	515,538	8,274
Net Income available for calculating diluted earnings per share after extraordinary gain	176,453	233,961	515,538	8,274
Basic earnings per share before extraordinary gain	1.57	2.06	4.56	0.07
Basic earnings per share after extraordinary gain	1.57	2.07	4.56	0.07
Diluted earnings per share before extraordinary gain	1.57	2.06	4.56	0.07
Diluted earnings per share after extraordinary gain	1.57	2.07	4.56	0.07

Par value of common stock for year ending March 31, 2013, 2014 and 2015 is ` 2, thus, the earning per share is not comparable. Proforma Earning per share is as follows (also refer note 24):

Year ended March 31	2013	2014	2015	2015
				US $
Basic earnings per share before extraordinary gain	1.57	2.06	4.56	0.07
Basic earnings per share after extraordinary gain	1.57	2.07	4.56	0.07
Diluted earnings per share before extraordinary gain	1.57	2.06	4.56	0.07
Diluted earnings per share after extraordinary gain	1.57	2.07	4.56	0.07

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

27. Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value:

The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities:

The fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings:

The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

28. Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers of securities & commodities segment:

Year ended March 31, (in %)	2013	2014	2015
Revenue from top two customers	1.21%	9.01%	1.01%
Revenue from top five customers	2.59%	12.47%	2.11%
Revenue from top ten customers	4.53%	16.15%	3.41%

  29. Dividend

Final dividends, if proposed by the Board of Directors are payable when formally approved by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

During the year the company has paid final dividend @ 12% i.e ` 0.24 per equity share of ` 2 each for year ended on March 31, 2014 amounting to ` 27,152 to its equity shareholders.

During the year the company has paid interim dividend @ 12% i.e ` 0.24 per equity share of ` 2 each for year ended on March 31, 2015 amounting to ` 27,152 to its equity shareholders. The Board of Directors has further proposed a dividend @ 18% i.e ` 0.36 per equity share of ` 2 each amounting to ` 40,728 to its equity shareholders which was paid in June 2015. This will make total dividend payout @ 30% i.e. `0.60 per equity share of ` 2 each amounting to ` 67,880 to its equity shareholders.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was `1,301,018, ` 1,426,703 and ` 1,560,756 as of March 31, 2013, 2014 and 2015 respectively.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. A company may, before the declaration of any dividend in any financial year, transfer such percentage of its profits for that financial year as it may consider appropriate to the reserves of the company.

30. Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to ` 113,353, ` 109,004 and ` 101,954 for the years ended March 31, 2013, 2014 and 2015 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2014 and 2015, guarantees of ` 4,260,075 and ` 5,410,075 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.85% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Contingent Liabilities

Particulars	2014	2015	2015
			US $
(i) Corporate Guarantee executed by the holding company for credit facility extended to a subsidiary	533,750	460,050	7,383
(ii) Social Security Contribution demand in dispute (Total amount paid under protest ` 1,242) (P.Y. ` 1,242)	3,106	3,106	50
(iii) Service Tax Demand	-	66,619	1,069
(iv) Stamp Duty	-	-	-
(v) Income Tax demand	680	1,709	27
(vi) Provident Fund	-	-	-
(vii) Sales tax demand (U.P.) (Amount paid in dispute ` Nil (PY ` 819)	678	-	-

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

Note:

(i)	The holding company has given counter guarantee towards credit facility of Subsidiary Company, SMC Comtrade Limited.

(ii)	A Social Security Contribution demand is being agitated by the holding company before Additional Senior Civil Judge Tis Hajari, Delhi.

(iii)	Service Tax demand of holding company ` 35,667/- is being agitated by the Company before Commissioner of Service Tax, Audit 1, Delhi, of ` 1,121/- is being agitated by the Company before Additional Commissioner (Service Tax), Delhi and of ` 29,831/- is being agitated by the Company before CESTAT, Delhi.

(iv)	(a) The holding company has received a notice dated 21.11.2014 from the Collector of Stamp (HQ) Delhi on account of verification of records pertaining to Stamp duty chargeable on the basis of broker’s Note for the Period 2010 to till date. Matter is sub-judice and has been stayed by jurisdictional High Court at Delhi vide its order dated 09/12/2014 until further order.

(b) One of the subsidiary company SMC Comtrade Limited has received a notice dated 05/01/2015 from the Office of The Collector of Stamps, Delhi, on account of levy of stamp duty on commodity transactions. The matter is sub-judice and has been stayed by jurisdictional High Court at Delhi vide its order dated 19/01/2015.

(v)	Income Tax demand has been agitated by the Companies as per details:

Name of Company	Amount (`)	Forum where agitated
SMC Global Securities Limited	609	Commissioner of Income Tax (Appeals) XII, Delhi
SMC Comtrade Limited	243	DCIT Circle -5, Kolkata
	437	DCIT Circle -5, Kolkata
	17	Commissioner (Appeals)-8, New Delhi
Moneywise Financial Services (P) Ltd.	403	Commissioner of Income Tax (Appeals) I, Kolkata

(vi)	Provident Fund matter of holding company is pending before High Court and amount is not quantifiable.

  d) Litigation

SMC Group has diversified business interests and its activities are within the frame work, rules and regulations devised by Statute from time to time. These activities are subject to periodic inspection by government and its appointed regulatory authorities, which may sometimes result in litigation. Sometimes these litigations may have outcome in the form of adverse judgments, fines or penalties. However outcome of the action in the below case may turn out to be adverse, but considering the case in entirety, SMC’s management believes that adverse judgment, if any, will not have a material adverse effect on the financial statements of the Group.

SMC Group has one Show Cause Notice, issued by SEBI, pending as on date of reporting. Details of the show cause notice are as under;

SHOW CAUSE NOTICE UNDER REGULATIONS 25 AND 38 OF SEBI (INTERMEDIARIES) REGULATIONS, 2008 VIDE NOTICE NO. EAD/ENQ/JJ/AK/568/2014 DATED 6TH JANUARY 2014

A Show Cause Notice (SCN) dated 6th January, 2014 was issued to SAM Global Securities limited (which was merged with SMC Global Securities Limited w.e.f. 26th February 2009 vide order of Delhi High Court). SCN was issued under regulations 25 and 38 of Securities and Exchange Board of India (Intermediaries) Regulations, 2008 in relation to transactions by one client in the scrip of Gangotri Textiles Limited during the period 7th April, 2006 to 31st May, 2006. We have already submitted our reply and written submissions and also have explained our stand during the personal hearing before the designated authority. Last communication in the matter was on 4th August, 2014 when we have given additional submissions to the designated authority in writing.

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(` in thousands, except per share data)

31. Subsequent Events

a.	The Board of Directors has proposed a final dividend @ 18% i.e. ` 0.36 per equity share of ` 2 each for the year ended on March 31, 2015 amounting to ` 40,728 for its equity shareholders. The same has been approved by shareholders in AGM which was held on June 1, 2015.

b.	The Company has received in principle approval on 7th April, 2015 with reference to DRHP filed on 20th October, 2014 for the proposed Further Public Offer which can be open for subscription within a period of 12 months subject to other regulatory compliances. The issue comprises a fresh issue of equity shares aggregating upto ` 1,070,000 and an offer for sale of equity shares aggregating upto ` 180,000 by existing shareholders.

c.	The Company is in the process of registering a 100% owned subsidiary in the United States of America, to act as an Investment Advisors, subject to approval for Securities and Exchange Board of India (SEBI), Securities and Exchange Commission (SEC) and Financial Industry Regulatory Authority (FINRA).

d.	The company has invested ` 199,999 in one of its wholly owned subsidiary company M/s Moneywise Financial Services Private Limited by subscribing 4,444,444 shares of ` 10/- each at a premium of ` 35/- per share on 18th June, 2015.